News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Jack Sullivan
Office: 980.373.3564

Feb. 11, 2021

Duke Energy reports fourth quarter and full-year 2020 financial results
▪2020 reported EPS of $1.72 and adjusted EPS of $5.12, closing year at midpoint of updated guidance range
▪Constructive regulatory settlements in North Carolina and Florida provide clarity as clean energy transformation accelerates
▪$2.05 billion minority investment in Duke Energy Indiana by GIC displaces all common equity needs in five-year plan and supports investment plan to achieve net-zero carbon by 2050
▪Affirmed 2021 adjusted EPS guidance range of $5.00 to $5.30 with $5.15 midpoint and long-term adjusted EPS growth rate of 5% to 7% through 2025, off 2021 midpoint
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2020 full-year reported EPS of $1.72, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.12. This is compared to reported and adjusted EPS of $5.06, for the full-year 2019.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between full-year 2020 reported and adjusted EPS was primarily due to charges resulting from the cancellation of ACP and the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress.
Adjusted results for 2020 were higher primarily driven by rate case contributions in the Electric Utilities and Infrastructure and Gas Utilities and Infrastructure segments, complemented by growth from new renewables projects in the Commercial Renewables segment. Further, Duke Energy incurred lower O&M driven through substantial cost control efforts. These items were partially offset by impacts of the pandemic, including lower volumes and incremental expenses, mild weather, higher storm costs, the loss of ACP earnings and higher depreciation, amortization and property taxes on a growing asset base.
“I am very proud of our 2020 results — Duke Energy delivered for investors, customers and communities and these results reflect the strong commitment of our employees to work through challenges and serve our customers with excellence,” said Lynn Good, Duke Energy’s chair, president and chief executive officer. “Our strategy is clear — creating a clean energy future for our customers and communities. Underpinned by our robust $59 billion capital plan, as well as the significant progress on regulatory matters and strategic transactions during 2020

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and early 2021, we are confidently affirming our growth rate of 5 to 7% based off of the 2021 adjusted EPS midpoint of $5.15.”
Quarterly results
Duke Energy's fourth quarter 2020 reported loss per share was $(0.12), primarily reflecting the impact of the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress. This compared to reported EPS of $0.88 for the fourth quarter of 2019. Duke Energy's fourth quarter 2020 adjusted EPS was $1.03, compared to $0.91 for the fourth quarter of 2019. Higher adjusted results for the quarter compared to last year were driven by similar items as the year-to-date variance described in the preceding section.
In addition to the following summary of fourth quarter 2020 business segment performance, comprehensive tables with detailed EPS drivers for the fourth quarter and full-year 2020 compared to prior year are provided at the end of this news release.
The discussion below of fourth quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth quarter 2020 segment loss of $(170) million, compared to segment income of $592 million in the fourth quarter of 2019. Fourth quarter 2020 reported results included impacts of the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth quarter 2020 segment income of $675 million, compared to $584 million in the fourth quarter of 2019, an increase of $0.12 per share, excluding share dilution of $0.01 per share. Higher quarterly results were primarily driven by contributions from rate cases (+$0.12 per share) and lower O&M (+$0.09 per share). Lower O&M is driven by lower employee-related expenses, operational efficiencies and other cost control efforts, partially offset by higher storm costs and pandemic related costs, net of deferrals.
These results were partially offset by lower rider results primarily due to the absence of a prior year favorable energy efficiency order (-$0.05 per share) and higher depreciation, amortization and property taxes on a growing asset base (-$0.05 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth quarter 2020 segment income of $134 million, compared to $140 million in the fourth quarter of 2019. In addition to the drivers outlined below, lower fourth quarter 2020 results were due to costs related to the cancellation of ACP. These charges were treated as special items and excluded from adjusted earnings.

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On an adjusted basis, Gas Utilities and Infrastructure recognized fourth quarter 2020 segment income of $150 million, compared to $159 million in the fourth quarter of 2019, a decrease of $0.01 per share. Lower quarterly results were driven by the loss of ACP earnings (-$0.05 per share), partially offset by contributions from the Piedmont North Carolina rate case (+$0.03 per share) and other retail margin (+$0.01 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized fourth quarter 2020 segment income of $79 million, compared to $59 million in the fourth quarter of 2019. This represents an increase of $0.03 per share. Higher quarterly results were primarily driven by new renewable projects (+$0.03 per share).
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a fourth quarter 2020 net loss of $127 million, compared to a net loss of $124 million in the fourth quarter of 2019, a decrease of $0.01 per share.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2020 was 50.8% compared to 13.4% in the fourth quarter of 2019. The increase in the effective tax rate was primarily due to charges as part of the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress and an increase in the amortization of excess deferred taxes.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the fourth quarter of 2020 was 11.1% compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items of 12.6% in the fourth quarter of 2019. The decrease was primarily due to an increase in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth quarter 2020 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

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The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 888.458.4121 in the United States or 323.794.2093 outside the United States. The confirmation code is 2307195. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, Feb. 21, 2021, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 2307195. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted (loss) earnings per share for fourth quarter and full-year 2020 and 2019 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2020 EPS	4Q 2019 EPS
EPS, as reported		$(0.12)	$0.88
Adjustments to reported EPS:
Fourth Quarter 2020
Gas pipeline investments	$16	0.02
Regulatory settlements	845	1.14
Discontinued operations	(7)	(0.01)
Fourth Quarter 2019
Impairment charges, net(a)	$11		0.02
Discontinued operations	7		0.01
Total adjustments		$1.15	$0.03
EPS, adjusted		$1.03	$0.91

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2020 EPS	Full-Year 2019 EPS
EPS, as reported		$1.72	$5.06
Adjustments to reported EPS:
Full-Year 2020
Gas pipeline investments	$1,711	$2.32
Regulatory settlements	872	1.19
Severance	(75)	(0.10)
Discontinued operations	(7)	(0.01)
Full-Year 2019
Impairment charges, net(a)	$(8)		(0.01)
Discontinued operations	7		0.01
Total adjustments		$3.40	$—
EPS, adjusted		$5.12	$5.06
(a)    Refer to the Non-GAAP financial measures section for a description of Impairment charges, net excluded from 2019 adjusted diluted EPS.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Gas Pipeline Investments represents costs related to the cancellation of the ACP pipeline and additional exit costs related to Constitution.
•Regulatory Settlements represents charges related to Duke Energy Carolinas and Duke Energy Progress coal ash settlement and the partial settlements in the 2019 North Carolina rate cases.
•Severance represents the reversal of 2018 Severance charges, which were deferred as a result of a partial settlement in the Duke Energy Carolinas and Duke Energy Progress 2019 North Carolina rate cases.
•Impairment Charges in 2019 represents a reduction of a prior year impairment at Citrus County CC and an other-than-temporary impairment of the remaining investment in Constitution.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).

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Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 28,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities and 2,800 megawatts through its nonregulated Duke Energy Renewables unit.
Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve 7.9 million retail electric customers in six states: North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to 1.6 million customers in five states: North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.
Duke Energy was named to Fortune’s 2020 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The impact of the COVID-19 pandemic;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing customer expectations and demands including heightened emphasis on environmental, social and governance concerns;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values; and
◦The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$(170)	$—		$845	B	$—		$845	$675
Gas Utilities and Infrastructure	134	16	A	—		—		16	150
Commercial Renewables	79	—		—		—		—	79
Total Reportable Segment Income	43	16		845		—		861	904
Other	(127)	—		—		—		—	(127)
Discontinued Operations	7	—		—		(7)	C	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$(77)	$16		$845		$(7)		$854	$777
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(0.12)	$0.02		$1.14		$(0.01)		$1.15	$1.03
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A - Net of $4 million tax benefit. $20 million recorded within Equity in (losses) earnings of unconsolidated affiliates on the Consolidated Statements of Operations.
B - Net of $117 million tax benefit at Duke Energy Carolinas and $138 million tax benefit at Duke Energy Progress.
•$454 million included within Impairment charges and reversal of $50 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Carolinas' Consolidated Statements of Operations.
•$494 million included within Impairment charges and reversal of $102 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Progress' Consolidated Statements of Operations.
C - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 742 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Severance		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,669	$4	A	$—		$872	D	$—		$876	$3,545
Gas Utilities and Infrastructure	(1,266)	1,707	B	—		—		—		1,707	441
Commercial Renewables	286	—		—		—		—		—	286
Total Reportable Segment Income	1,689	1,711		—		872		—		2,583	4,272
Other	(426)	—		(75)	C			—		(75)	(501)
Discontinued Operations	7			—		—		(7)	E	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,270	$1,711		$(75)		$872		$(7)		$2,501	$3,771
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.72	$2.32		$(0.10)		$1.19		$(0.01)		$3.40	$5.12
A - Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Consolidated Statements of Operations.
B - Net of $398 million tax benefit.
•$2,098 million recorded within Equity in (losses) earnings of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Consolidated Statements of Operations.
•$7 million included within Impairment charges related to gas project materials on the Piedmont Consolidated Statements of Operations.
C - Net of $23 million tax expense. $98 million reversal of 2018 severance charges recorded within Operations, maintenance and other on the Consolidated Statements of Operations.
D - Net of $123 million tax benefit at Duke Energy Carolinas and $140 million tax benefit at Duke Energy Progress.
•$454 million included within Impairment charges and reversal of $50 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Carolinas' Consolidated Statements of Operations.
•$19 million included within Impairment charges related to the Clemson University Combined Heat and Power Plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Consolidated Statements of Operations.
•$494 million included within Impairment charges and reversal of $102 million included in Regulated electric operating revenues related to the coal ash settlement filed with NCUC on the Duke Energy Progress' Consolidated Statements of Operations.
•$8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Consolidated Statements of Operations.
E - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 737 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2019
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Impairment Charges		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$592	$(8)	A	$—		$(8)	$584
Gas Utilities and Infrastructure	140	19	B	—		19	159
Commercial Renewables	59	—		—		—	59
Total Reportable Segment Income	791	11		—		11	802
Other	(124)	—		—		—	(124)
Discontinued Operations	(7)	—		7	C	7	—
Net Income Available to Duke Energy Corporation Common Stockholders	$660	$11		$7		$18	$678
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.88	$0.02		$0.01		$0.03	$0.91
Note: Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $3 million tax benefit. $11 million reduction of a prior year impairment at Citrus County CC recorded within Impairment charges on Duke Energy Florida's Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million included within Other Income and Expenses on the Consolidated Statements of Operations, related to the other-than-temporary-impairment of the remaining investment in Constitution Pipeline Company, LLC.
C – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 731 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2019
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Impairment Charges		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,536	$(27)	A	$—		$(27)	$3,509
Gas Utilities and Infrastructure	432	19	B	—		19	451
Commercial Renewables	198	—		—		—	198
Total Reportable Segment Income	4,166	(8)		—		(8)	4,158
Other	(452)	—		—		—	(452)
Discontinued Operations	(7)	—		7	C	7	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,707	$(8)		$7		$(1)	$3,706
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$5.06	$(0.01)		$0.01		$—	$5.06

Note: Earnings Per Share amounts are adjusted for accumulated but not yet declared dividends for Series B Preferred Stock of $(0.02).
A – Net of $9 million tax expense. $36 million reduction of a prior year impairment at Citrus County CC recorded within Impairment charges on Duke Energy Florida's Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million included within Other Income and Expenses on the Consolidated Statements of Operations, related to the other-than-temporary-impairment of the remaining investment in Constitution Pipeline Company, LLC.
C – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 729 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2020
(Dollars in millions)

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported (Loss) Income Before Income Taxes From Continuing Operations Before Income Taxes	$(319)		$839
Regulatory Settlements	1,100		1,135
Gas Pipeline Investments	20		2,110
Severance	—		(98)
Noncontrolling Interests	87		295
Preferred Dividends	(14)		(107)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$874		$4,174

Reported Income Tax Benefit From Continuing Operations	$(162)	50.8%	$(236)	(28.1)%
Regulatory Settlements	255		263
Gas Pipeline Investments	4		399
Severance	—		(23)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$97	11.1%	$403	9.7%

	Three Months Ended December 31, 2019		Year Ended December 31, 2019
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$709		$4,097
Impairment Charges	14		(11)
Noncontrolling Interests	67		177
Preferred Dividends	(14)		(41)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$776		$4,222

Reported Income Tax Expense From Continuing Operations	$95	13.4%	$519	12.7%
Impairment Charges	3		(3)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$98	12.6%	$516	12.2%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2020 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2019 QTD Reported Earnings Per Share	$0.81	$0.20	$0.08	$(0.20)	$(0.01)	$0.88
Impairment Charges	(0.01)	0.03	—	—	—	0.02
Discontinued Operations	—	—	—	—	0.01	0.01
2019 QTD Adjusted Earnings Per Share	$0.80	$0.23	$0.08	$(0.20)	$—	$0.91
Weather	(0.01)	—	—	—	—	(0.01)
Volume	0.01	—	—	—	—	0.01
Riders and Other Retail Margin(a)	(0.04)	0.01	—	—	—	(0.03)
Rate case impacts, net(b)	0.12	0.03	—	—	—	0.15
Wholesale	0.01	—	—	—	—	0.01
Operations and maintenance, net of recoverables(c)	0.09	—	—	—	—	0.09
Midstream Gas Pipelines(d)	—	(0.05)	—	—	—	(0.05)
Duke Energy Renewables(e)	—	—	0.03	—	—	0.03
Interest Expense	0.01	—	—		—	0.01
Depreciation and amortization(f)	(0.03)	—	—	—	—	(0.03)
Other(g)	(0.04)	—	—	(0.01)	—	(0.05)
Total variance before share count	$0.12	$(0.01)	$0.03	$(0.01)	$—	$0.13
Change in share count	(0.01)	—	—	—	—	(0.01)
2020 QTD Adjusted Earnings Per Share	$0.91	$0.22	$0.11	$(0.21)	$—	$1.03
Gas Pipeline Investments	—	(0.02)	—	—	—	(0.02)
Regulatory Settlements	(1.14)	—	—	—	—	(1.14)
Discontinued Operations	—	—	—	—	0.01	0.01
2020 QTD Reported Earnings Per Share	$(0.23)	$0.20	$0.11	$(0.21)	$0.01	$(0.12)

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 731 million shares to 742 million.

(a)    Driven by lower riders, primarily energy efficiency programs in DEC and DEP (-$0.05), partially offset by higher transmission revenues (+$0.01).
(b)    Electric Utilities and Infrastructure includes the net impact of the DEC and DEP North Carolina interim rates, effective August and September 2020 (+$0.08), respectively, DEI base rate increases, effective August 2020 (+$0.02), the DEF SBRA and multi-year rate plan (+0.01) and DEK base rate increases (+0.01). Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2019.
(c)    Primarily due to lower employee related expenses, operational efficiencies and other savings, partially offset by higher storm costs and COVID-19 related expenses in excess of deferrals.
(d)    Primarily the loss of ACP earnings.
(e)    Primarily due to new renewable projects.
(f)    Excludes rate case impacts.
(g)    Electric Utilities and Infrastructure includes higher property taxes on a growing asset base.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2020 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2019 YTD Reported Earnings Per Share	$4.85	$0.60	$0.27	$(0.65)	$(0.01)	$5.06
Impairment Charges	(0.04)	0.03	—	—	—	(0.01)
Discontinued Operations	—	—	—	—	0.01	0.01
2019 YTD Adjusted Earnings Per Share	$4.81	$0.63	$0.27	$(0.65)	$—	$5.06
Weather	(0.21)	—	—	—	—	(0.21)
Volume	(0.02)	—	—	—	—	(0.02)
Riders and Other Retail Margin(a)	(0.05)	0.03	—	—	—	(0.02)
Rate case impacts, net(b)	0.23	0.09	—	—	—	0.32
Wholesale	0.05	—	—	—	—	0.05
Operations and maintenance, net of recoverables(c)	0.25	0.01	—	—	—	0.26
Midstream Gas Pipelines(d)	—	(0.12)	—	—	—	(0.12)
Duke Energy Renewables(e)	—	—	0.12	—	—	0.12
Interest Expense	0.01	—	—	0.05	—	0.06
Depreciation and amortization(f)	(0.20)	(0.02)	—	—	—	(0.22)
Preferred Dividends	—	—	—	(0.07)	—	(0.07)
Other(g)	(0.01)	—	—	(0.03)	—	(0.04)
Total variance before share count	$0.05	$(0.01)	$0.12	$(0.05)	$—	$0.11
Change in share count	(0.05)	—	—	—	—	(0.05)
2020 YTD Adjusted Earnings Per Share	$4.81	$0.62	$0.39	$(0.70)	$—	$5.12
Gas Pipeline Investments	—	(2.32)	—	—	—	(2.32)
Severance	—	—	—	0.10	—	0.10
Regulatory Settlements	(1.19)	—	—	—	—	(1.19)
Discontinued Operations	—	—	—	—	0.01	0.01
2020 YTD Reported Earnings Per Share	$3.62	$(1.70)	$0.39	$(0.60)	$0.01	$1.72

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 729 million shares to 737 million.

(a)    Primarily driven by lower retail margin due to lower late payment fee revenue, net of deferrals (-$0.04), a prior year favorable true-up of purchased power (-$0.03) and lower energy efficiency rider revenues (-$0.02), partially offset by grid modernization rider programs (+$0.03).
(b)    Electric Utilities and Infrastructure includes the net impact of DEC and DEP North Carolina interim rates effective August and September 2020, respectively (+0.11), and the DEC and DEP South Carolina rate cases effective June 2019 (+0.03), the DEF SBRA and multi-year rate plan (+0.04), DEI base rate increases, effective August 2020 (+0.03) and DEK base rate increases (+0.02). Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2019.
(c)    Primarily due to lower employee-related expenses, outage costs, customer delivery charges and other savings, partially offset by increased COVID-19 expenses, net of deferrals, and higher storm costs. For the year ended December 31, 2020, the Duke Energy Registrants incurred -$0.12 of incremental COVID-19 O&M costs, the company has deferred +$0.07 of these incremental costs.
(d)    Primarily related the loss of ACP earnings and a prior year favorable income tax adjustment for equity method investments.
(e)    Primarily due to new renewable projects.
(f)    Excludes rate case impacts.
(g)    Other includes income tax true-ups, lower interest income and lower results from investments, partially offset by tax optimization and prior year contributions to the Duke Energy Foundation.

Year Ended December 2020
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions, except per share amounts and where noted)	2020	2019	2020	2019
Earnings Per Share – Basic and Diluted
(Loss) Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.13)	$0.89	$1.71	$5.07
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$0.01	$(0.01)	$0.01	$(0.01)
Net (loss) income available to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.12)	$0.88	$1.72	$5.06
Weighted average shares outstanding
Basic	742	730	737	729
Diluted	742	731	738	729
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$(170)	$592	$2,669	$3,536
Gas Utilities and Infrastructure(b)	134	140	(1,266)	432
Commercial Renewables	79	59	286	198
Total Reportable Segment Income	43	791	1,689	4,166
Other(c)	(127)	(124)	(426)	(452)
Income (Loss) from Discontinued Operations	7	(7)	7	(7)
Net (Loss) Income Available to Duke Energy Corporation common stockholders	$(77)	$660	$1,270	$3,707
CAPITALIZATION
Total Common Equity (%)			44%	44%
Total Debt (%)			56%	56%

Total Debt			$62,736	$61,261
Book Value Per Share			$63.96	$65.42
Actual Shares Outstanding			769	733
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,992	$2,171	$7,629	$8,263
Gas Utilities and Infrastructure	376	410	1,309	1,539
Commercial Renewables	325	491	1,219	1,423
Other	44	19	264	221
Total Capital and Investment Expenditures	$2,737	$3,091	$10,421	$11,446

(a)    Includes costs related to regulatory settlements for Duke Energy Carolinas and Duke Energy Progress of $1.1 billion (after tax of $845 million) for the three months ended December 31, 2020, and $1.1 billion (after tax $872 million) for the year ended December 31, 2020, and a $5 million (after tax $4 million) impairment charge related to gas pipeline interconnections for the year ended December 31, 2020. Additionally, EUI includes a reduction of a prior year impairment at Citrus County CC of $11 million (after tax $8 million) for the three months ended December 31, 2019, and $36 million (after tax $27 million) for the year ended December 31, 2019.
(b)    Includes costs related to exit obligations for gas pipeline investments of $20 million (after tax $16 million) for the three months ended December 31, 2020, and $2.1 billion (after tax $1.7 billion) for the year ended December 31, 2020. Additionally, GUI includes $25 million (after tax $19 million) of costs related to the other-than-temporary-impairment of the remaining investment in Constitution Pipeline Company for the three months and year ended December 31, 2019.
(c)    Includes a $98 million (after tax $75 million) reversal of 2018 severance costs due to the partial settlement of the Duke Energy Carolinas and Duke Energy Progress 2019 North Carolina rate cases for the year ended December 31, 2020.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2020	2019	2018
Operating Revenues
Regulated electric	$21,461	$22,615	$22,097
Regulated natural gas	1,642	1,759	1,773
Nonregulated electric and other	765	705	651
Total operating revenues	23,868	25,079	24,521
Operating Expenses
Fuel used in electric generation and purchased power	6,051	6,826	6,831
Cost of natural gas	460	627	697
Operation, maintenance and other	5,788	6,066	6,463
Depreciation and amortization	4,705	4,548	4,074
Property and other taxes	1,337	1,307	1,280
Impairment charges	984	(8)	402
Total operating expenses	19,325	19,366	19,747
Gains (Losses) on Sales of Other Assets and Other, net	10	(4)	(89)
Operating Income	4,553	5,709	4,685
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(2,005)	162	83
Other income and expenses, net	453	430	399
Total other income and expenses	(1,552)	592	482
Interest Expense	2,162	2,204	2,094
Income Before Income Taxes	839	4,097	3,073
Income Tax (Benefit) Expense	(236)	519	448
Income From Continuing Operations	1,075	3,578	2,625
Income (Loss) From Discontinued Operations, net of tax	7	(7)	19
Net Income	1,082	3,571	2,644
Add: Net Loss Attributable to Noncontrolling Interests	295	177	(22)
Net Income Attributable to Duke Energy Corporation	1,377	3,748	$2,666
Less: Preferred Dividends	107	41	$—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,270	$3,707	$2,666

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.71	$5.07	$3.73
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$0.01	$(0.01)	$0.03
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.72	$5.06	$3.76
Weighted average shares outstanding
Basic	737	729	708
Diluted	738	729	708

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$259	$311
Receivables (net of allowance for doubtful accounts of $29 at 2020 and $22 at 2019)	1,009	1,066
Receivables of VIEs (net of allowance for doubtful accounts of $117 at 2020 and $54 at 2019)	2,144	1,994
Inventory	3,167	3,232
Regulatory assets (includes $53 at 2020 and $52 at 2019 related to VIEs)	1,641	1,796
Other (includes $296 at 2020 and $242 at 2019 related to VIEs)	462	764
Total current assets	8,682	9,163
Property, Plant and Equipment
Cost	155,580	147,654
Accumulated depreciation and amortization	(48,827)	(45,773)
Generation facilities to be retired, net	29	246
Net property, plant and equipment	106,782	102,127
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $937 at 2020 and $989 at 2019 related to VIEs)	12,421	13,222
Nuclear decommissioning trust funds	9,114	8,140
Operating lease right-of-use assets, net	1,524	1,658
Investments in equity method unconsolidated affiliates	961	1,936
Other (includes $81 at 2020 and $110 at 2019 related to VIEs)	3,601	3,289
Total other noncurrent assets	46,924	47,548
Total Assets	$162,388	$158,838
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,144	$3,487
Notes payable and commercial paper	2,873	3,135
Taxes accrued	482	392
Interest accrued	537	565
Current maturities of long-term debt (includes $472 at 2020 and $216 at 2019 related to VIEs)	4,238	3,141
Asset retirement obligations	718	881
Regulatory liabilities	1,377	784
Other	2,936	2,367
Total current liabilities	16,305	14,752
Long-Term Debt (includes $3,535 at 2020 and $3,997 at 2019 related to VIEs)	55,625	54,985
Other Noncurrent Liabilities
Deferred income taxes	9,244	8,878
Asset retirement obligations	12,286	12,437
Regulatory liabilities	15,029	15,264
Operating lease liabilities	1,340	1,432
Accrued pension and other post-retirement benefit costs	969	934
Investment tax credits	687	624
Other (includes $316 at 2020 and $228 at 2019 related to VIEs)	1,719	1,581
Total other noncurrent liabilities	41,274	41,150
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2020 and 2019	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2020 and 2019	989	989
Common stock, $0.001 par value, 2 billion shares authorized; 769 million shares outstanding at 2020 and 733 million shares outstanding at 2019	1	1
Additional paid-in capital	43,767	40,881
Retained earnings	2,471	4,108
Accumulated other comprehensive loss	(237)	(130)
Total Duke Energy Corporation stockholders' equity	47,964	46,822
Noncontrolling interests	1,220	1,129
Total equity	49,184	47,951
Total Liabilities and Equity	$162,388	$158,838

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,082	$3,571	$2,644
Adjustments to reconcile net income to net cash provided by operating activities	7,774	4,638	4,542
Net cash provided by operating activities	8,856	8,209	7,186

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(10,604)	(11,957)	(10,060)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,731	3,730	2,960

Net (decrease) increase in cash, cash equivalents and restricted cash	(17)	(18)	86
Cash, cash equivalents and restricted cash at beginning of period	573	591	505
Cash, cash equivalents and restricted cash at end of period	$556	$573	$591

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,124	$—	$—	$—	$(65)	$5,059
Regulated natural gas	—	551	—	—	(24)	527
Nonregulated electric and other	—	3	124	24	40	191
Total operating revenues	5,124	554	124	24	(49)	5,777
Operating Expenses
Fuel used in electric generation and purchased power	1,425	—	—	—	(19)	1,406
Cost of natural gas	—	160	—	—	1	161
Operation, maintenance and other	1,500	118	81	(27)	(26)	1,646
Depreciation and amortization	1,045	65	51	55	(8)	1,208
Property and other taxes	303	30	3	(1)	(1)	334
Impairment charges	948	—	—	—	—	948
Total operating expenses	5,221	373	135	27	(53)	5,703
Losses on Sales of Other Assets and Other, net	—	—	(1)	—	1	—
Operating (Loss) Income	(97)	181	(12)	(3)	5	74
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	(13)	5	4	1	(1)
Other income and expenses, net	101	14	2	33	(7)	143
Total Other Income and Expenses	103	1	7	37	(6)	142
Interest Expense	329	32	17	159	(2)	535
(Loss) Income from Continuing Operations Before Income Taxes	(323)	150	(22)	(125)	1	(319)
Income Tax (Benefit) Expense from Continuing Operations	(153)	16	(13)	(13)	1	(162)
(Loss) Income from Continuing Operations	(170)	134	(9)	(112)	—	(157)
Add: Net Loss (Income) Attributable to Noncontrolling Interest	—	—	88	(1)	—	87
(Loss) Income from Continuing Operations Attributable to Duke Energy Corporation	(170)	134	79	(113)	—	(70)
Less: Preferred Dividends	—	—	—	14	—	14
Segment (Loss) Income	$(170)	$134	$79	$(127)	$—	$(84)
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$(77)

Segment (Loss) Income	$(170)	$134	$79	$(127)	$—	$(84)
Special Items	845	16	—	—	—	861
Adjusted Earnings(a)	$675	$150	$79	$(127)	$—	$777

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$21,720	$—	$—	$—	$(259)	$21,461
Regulated natural gas	—	1,737	—	—	(95)	1,642
Nonregulated electric and other	—	11	502	97	155	765
Total operating revenues	21,720	1,748	502	97	(199)	23,868
Operating Expenses
Fuel used in electric generation and purchased power	6,128	—	—	—	(77)	6,051
Cost of natural gas	—	460	—	—	—	460
Operation, maintenance and other	5,391	430	285	(208)	(110)	5,788
Depreciation and amortization	4,068	258	199	209	(29)	4,705
Property and other taxes	1,188	112	27	11	(1)	1,337
Impairment charges	971	7	6	—	—	984
Total operating expenses	17,746	1,267	517	12	(217)	19,325
Gains (Losses) on Sales of Other Assets and Other, net	11	—	(1)	—	—	10
Operating Income (Loss)	3,985	481	(16)	85	18	4,553
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(1)	(2,017)	—	13	—	(2,005)
Other income and expenses, net	345	56	7	79	(34)	453
Total Other Income and Expenses	344	(1,961)	7	92	(34)	(1,552)
Interest Expense	1,320	135	66	657	(16)	2,162
Income (Loss) from Continuing Operations Before Income Taxes	3,009	(1,615)	(75)	(480)	—	839
Income Tax Expense (Benefit) from Continuing Operations	340	(349)	(65)	(162)	—	(236)
Income (Loss) from Continuing Operations	2,669	(1,266)	(10)	(318)	—	1,075
Add: Net Loss (Income) Attributable to Noncontrolling Interest	—	—	296	(1)	—	295
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	2,669	(1,266)	286	(319)	—	1,370
Less: Preferred Dividends	—	—	—	107	—	107
Segment Income (Loss)	$2,669	$(1,266)	$286	$(426)	$—	$1,263
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$1,270

Segment Income (Loss)	$2,669	$(1,266)	$286	$(426)	$—	$1,263
Special Items	876	1,707	—	(75)	—	2,508
Adjusted Earnings(a)	$3,545	$441	$286	$(501)	$—	$3,771

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,450	$—	$—	$—	$(58)	$5,392
Regulated natural gas	—	552	—	—	(24)	528
Nonregulated electric and other	—	3	125	24	31	183
Total operating revenues	5,450	555	125	24	(51)	6,103
Operating Expenses
Fuel used in electric generation and purchased power	1,618	—	—	—	(20)	1,598
Cost of natural gas	—	176	—	—	—	176
Operation, maintenance and other	1,540	121	86	4	(22)	1,729
Depreciation and amortization	1,027	64	45	53	(5)	1,184
Property and other taxes	276	22	5	(6)	(2)	295
Impairment charges	8	—	—	—	—	8
Total operating expenses	4,469	383	136	51	(49)	4,990
Gains (Losses) on Sales of Other Assets and Other, net	1	—	(3)	(2)	—	(4)
Operating Income (Loss)	982	172	(14)	(29)	(2)	1,109
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(2)	13	—	15	(1)	25
Other income and expenses, net	88	8	2	32	(8)	122
Total Other Income and Expenses	86	21	2	47	(9)	147
Interest Expense	341	31	17	169	(11)	547
Income (Loss) from Continuing Operations Before Income Taxes	727	162	(29)	(151)	—	709
Income Tax Expense (Benefit) from Continuing Operations	135	22	(21)	(41)	—	95
Income (Loss) from Continuing Operations	592	140	(8)	(110)	—	614
Add: Net Loss Attributable to Noncontrolling Interest	—	—	67	—	—	67
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	592	140	59	(110)	—	681
Less: Preferred Dividends	—	—	—	14	—	14
Segment Income/Other Net Loss	$592	$140	$59	$(124)	$—	$667
Loss from Discontinued Operations, net of tax						(7)
Net Income Available to Duke Energy Corporation Common Stockholders						$660

Segment Income/Other Net Loss	$592	$140	$59	$(124)	$—	$667
Special Items	(8)	19	—	—	—	11
Adjusted Earnings(a)	$584	$159	$59	$(124)	$—	$678
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,831	$—	$—	$—	$(216)	$22,615
Regulated natural gas	—	1,854	—	—	(95)	1,759
Nonregulated electric and other	—	12	487	95	111	705
Total operating revenues	22,831	1,866	487	95	(200)	25,079
Operating Expenses
Fuel used in electric generation and purchased power	6,904	—	—	—	(78)	6,826
Cost of natural gas	—	627	—	—	—	627
Operation, maintenance and other	5,497	446	297	(65)	(109)	6,066
Depreciation and amortization	3,951	256	168	178	(5)	4,548
Property and other taxes	1,175	106	23	4	(1)	1,307
Impairment charges	(8)	—	—	—	—	(8)
Total operating expenses	17,519	1,435	488	117	(193)	19,366
Gains (Losses) on Sales of Other Assets and Other, net	1	—	(3)	(2)	—	(4)
Operating Income (Loss)	5,313	431	(4)	(24)	(7)	5,709
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	9	114	(4)	43	—	162
Other income and expenses, net	344	26	9	102	(51)	430
Total Other Income and Expenses	353	140	5	145	(51)	592
Interest Expense	1,345	117	95	705	(58)	2,204
Income (Loss) from Continuing Operations Before Income Taxes	4,321	454	(94)	(584)	—	4,097
Income Tax Expense (Benefit) from Continuing Operations	785	22	(115)	(173)	—	519
Income (Loss) from Continuing Operations	3,536	432	21	(411)	—	3,578
Add: Net Loss Attributable to Noncontrolling Interest	—	—	177	—	—	177
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	3,536	432	198	(411)	—	3,755
Less: Preferred Dividends	—	—	—	41	—	41
Segment Income/Other Net Loss	$3,536	$432	$198	$(452)	$—	$3,714
Loss from Discontinued Operations, net of tax						(7)
Net Income Available to Duke Energy Corporation Common Stockholders						$3,707

Segment Income/Other Net Loss	$3,536	$432	$198	$(452)	$—	$3,714
Special Items	(27)	19	—	—	—	(8)
Adjusted Earnings(a)	$3,509	$451	$198	$(452)	$—	$3,706
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$87	$3	$5	$163	$1	$259
Receivables, net	617	259	114	20	(1)	1,009
Receivables of variable interest entities, net	2,144	—	—	—	—	2,144
Receivables from affiliated companies	78	341	655	1,286	(2,360)	—
Notes receivable from affiliated companies	—	—	—	1,876	(1,876)	—
Inventory	2,954	82	98	33	—	3,167
Regulatory assets	1,389	154	—	99	(1)	1,641
Other	153	41	186	81	1	462
Total current assets	7,422	880	1,058	3,558	(4,236)	8,682
Property, Plant and Equipment
Cost	133,709	12,759	6,760	2,453	(101)	155,580
Accumulated depreciation and amortization	(43,594)	(2,657)	(1,218)	(1,359)	1	(48,827)
Generation facilities to be retired, net	29	—	—	—	—	29
Net property, plant and equipment	90,144	10,102	5,542	1,094	(100)	106,782
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	11,201	702	—	518	—	12,421
Nuclear decommissioning trust funds	9,114	—	—	—	—	9,114
Operating lease right-of-use assets, net	1,104	20	122	277	1	1,524
Investments in equity method unconsolidated affiliates	105	215	534	107	—	961
Investment in consolidated subsidiaries	566	4	1	63,159	(63,730)	—
Other	1,979	302	115	1,840	(635)	3,601
Total other noncurrent assets	41,448	3,167	772	65,901	(64,364)	46,924
Total Assets	139,014	14,149	7,372	70,553	(68,700)	162,388
Segment reclassifications, intercompany balances and other	(789)	(300)	(656)	(66,955)	68,700	—
Segment Assets	$138,225	$13,849	$6,716	$3,598	$—	$162,388

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,333	$283	$87	$441	$—	$3,144
Accounts payable to affiliated companies	559	39	757	938	(2,293)	—
Notes payable to affiliated companies	1,262	585	—	—	(1,847)	—
Notes payable and commercial paper	—	—	91	2,782	—	2,873
Taxes accrued	506	10	(130)	96	—	482
Interest accrued	360	42	2	133	—	537
Current maturities of long-term debt	2,138	188	167	1,749	(4)	4,238
Asset retirement obligations	718	—	—	—	—	718
Regulatory liabilities	1,262	115	—	1	(1)	1,377
Other	1,493	1,002	64	422	(45)	2,936
Total current liabilities	10,631	2,264	1,038	6,562	(4,190)	16,305
Long-Term Debt	34,509	3,305	1,569	16,337	(95)	55,625
Long-Term Debt Payable to Affiliated Companies	618	7	59	—	(684)	—
Other Noncurrent Liabilities
Deferred income taxes	10,349	1,127	(560)	(1,671)	(1)	9,244
Asset retirement obligations	12,074	62	150	—	—	12,286
Regulatory liabilities	13,555	1,451	—	24	(1)	15,029
Operating lease liabilities	1,012	19	127	182	—	1,340
Accrued pension and other post-retirement benefit costs	414	37	(27)	545	—	969
Investment tax credits	685	2	—	—	—	687
Other	837	193	344	532	(187)	1,719
Total other noncurrent liabilities	38,926	2,891	34	(388)	(189)	41,274
Equity
Total Duke Energy Corporation stockholders' equity	54,330	5,682	3,456	48,038	(63,542)	47,964
Noncontrolling interests	—	—	1,216	4	—	1,220
Total equity	54,330	5,682	4,672	48,042	(63,542)	49,184
Total Liabilities and Equity	139,014	14,149	7,372	70,553	(68,700)	162,388
Segment reclassifications, intercompany balances and other	(789)	(300)	(656)	(66,955)	68,700	—
Segment Liabilities and Equity	$138,225	$13,849	$6,716	$3,598	$—	$162,388

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,599	$1,215	$1,291	$335	$725	$(41)	$5,124
Operating Expenses
Fuel used in electric generation and purchased power	356	406	446	81	190	(54)	1,425
Operation, maintenance and other	515	358	321	96	196	14	1,500
Depreciation and amortization	372	283	179	51	154	6	1,045
Property and other taxes	86	38	91	66	24	(2)	303
Impairment charges	454	494	—	—	—	—	948
Total operating expenses	1,783	1,579	1,037	294	564	(36)	5,221
Gains on Sales of Other Assets and Other, net	—	—	1	—	—	(1)	—
Operating (Loss) Income	(184)	(364)	255	41	161	(6)	(97)
Other Income and Expenses, net(b)	49	23	17	4	9	1	103
Interest Expense	117	66	81	23	47	(5)	329
(Loss) Income Before Income Taxes	(252)	(407)	191	22	123	—	(323)
Income Tax (Benefit) Expense	(87)	(113)	40	(3)	12	(2)	(153)
Segment Loss	$(165)	$(294)	$151	$25	$111	$2	$(170)
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $16 million for Duke Energy Carolinas, $7 million for Duke Energy Progress, $4 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $5 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$7,015	$5,422	$5,188	$1,405	$2,795	$(105)	$21,720
Operating Expenses
Fuel used in electric generation and purchased power	1,682	1,743	1,737	339	767	(140)	6,128
Operation, maintenance and other	1,781	1,350	1,120	346	755	39	5,391
Depreciation and amortization	1,462	1,116	702	200	569	19	4,068
Property and other taxes	299	167	381	265	81	(5)	1,188
Impairment charges	476	499	(4)	—	—	—	971
Total operating expenses	5,700	4,875	3,936	1,150	2,172	(87)	17,746
Gains on Sales of Other Assets and Other, net	1	8	1	—	—	1	11
Operating Income	1,316	555	1,253	255	623	(17)	3,985
Other Income and Expenses, net(b)	177	75	53	11	37	(9)	344
Interest Expense	487	269	326	85	161	(8)	1,320
Income Before Income Taxes	1,006	361	980	181	499	(18)	3,009
Income Tax Expense (Benefit)	80	(40)	201	19	85	(5)	340
Segment Income	$926	$401	$779	$162	$414	$(13)	$2,669
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $62 million for Duke Energy Carolinas, $29 million for Duke Energy Progress, $12 million for Duke Energy Florida, $5 million for Duke Energy Ohio and $23 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$21	$39	$11	$10	$7	$(1)	$87
Receivables, net	247	132	94	88	55	1	617
Receivables of variable interest entities, net	696	500	401	—	—	547	2,144
Receivables from affiliated companies	124	50	3	87	112	(298)	78
Inventory	1,010	911	464	96	473	—	2,954
Regulatory assets	473	492	265	24	125	10	1,389
Other	19	60	41	(4)	37	—	153
Total current assets	2,590	2,184	1,279	301	809	259	7,422
Property, Plant and Equipment
Cost	50,640	35,759	22,123	7,395	17,382	410	133,709
Accumulated depreciation and amortization	(17,453)	(12,801)	(5,560)	(2,105)	(5,661)	(14)	(43,594)
Generation facilities to be retired, net	—	29	—	—	—	—	29
Net property, plant and equipment	33,187	22,987	16,563	5,290	11,721	396	90,144
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	2,996	3,976	1,799	357	1,203	870	11,201
Nuclear decommissioning trust funds	4,977	3,500	637	—	—	—	9,114
Operating lease right-of-use assets, net	110	346	344	20	55	229	1,104
Investments in equity method unconsolidated affiliates	—	—	1	—	—	104	105
Investment in consolidated subsidiaries	50	15	2	222	1	276	566
Other	1,188	740	334	54	253	(590)	1,979
Total other noncurrent assets	9,321	8,577	3,117	1,249	1,512	17,672	41,448
Total Assets	45,098	33,748	20,959	6,840	14,042	18,327	139,014
Segment reclassifications, intercompany balances and other	(303)	(114)	(76)	(225)	(86)	15	(789)
Reportable Segment Assets	$44,795	$33,634	$20,883	$6,615	$13,956	$18,342	$138,225
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,000	$454	$465	$225	$188	$1	$2,333
Accounts payable to affiliated companies	200	217	85	21	88	(52)	559
Notes payable to affiliated companies	506	295	196	114	131	20	1,262
Taxes accrued	78	86	82	207	63	(10)	506
Interest accrued	117	99	69	23	51	1	360
Current maturities of long-term debt	506	603	823	24	70	112	2,138
Asset retirement obligations	264	283	—	3	168	—	718
Regulatory liabilities	473	530	110	37	111	1	1,262
Other	546	411	375	66	82	13	1,493
Total current liabilities	3,690	2,978	2,205	720	952	86	10,631
Long-Term Debt	11,412	8,505	7,092	2,445	3,871	1,184	34,509
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,889	2,310	2,192	698	1,228	32	10,349
Asset retirement obligations	5,086	5,352	514	65	1,008	49	12,074
Regulatory liabilities	6,535	4,394	658	357	1,628	(17)	13,555
Operating lease liabilities	97	323	300	20	53	219	1,012
Accrued pension and other post-retirement benefit costs	73	242	231	84	171	(387)	414
Investment tax credits	236	132	146	3	168	—	685
Other	626	102	63	63	29	(46)	837
Total other noncurrent liabilities	16,542	12,855	4,104	1,290	4,285	(150)	38,926
Equity	13,154	9,260	7,558	2,367	4,784	17,207	54,330
Total Liabilities and Equity	45,098	33,748	20,959	6,840	14,042	18,327	139,014
Segment reclassifications, intercompany balances and other	(303)	(114)	(76)	(225)	(86)	15	(789)
Reportable Segment Liabilities and Equity	$44,795	$33,634	$20,883	$6,615	$13,956	$18,342	$138,225
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$129	$426	$—	$(1)	$554
Operating Expenses
Cost of natural gas	27	132	—	1	160
Operation, maintenance and other	33	87	1	(3)	118
Depreciation and amortization	18	47	—	—	65
Property and other taxes	14	16	—	—	30
Total operating expenses	92	282	1	(2)	373
Operating Income (Loss)	37	144	(1)	1	181
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(13)	—	(13)
Other income and expenses, net	2	14	—	(2)	14
Total other income and expenses	2	14	(13)	(2)	1
Interest Expense	4	29	—	(1)	32
Income (Loss) Before Income Taxes	35	129	(14)	—	150
Income Tax Expense (Benefit)	7	14	(6)	1	16
Segment Income	$28	$115	$(8)	$(1)	$134
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$453	$1,297	$—	$(2)	$1,748
Operating Expenses
Cost of natural gas	73	386	—	1	460
Operation, maintenance and other	110	318	5	(3)	430
Depreciation and amortization	78	180	—	—	258
Property and other taxes	59	53	—	—	112
Impairment charges	—	7	—	—	7
Total operating expenses	320	944	5	(2)	1,267
Operating Income (Loss)	133	353	(5)	—	481
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(2,017)	—	(2,017)
Other income and expenses, net	6	51	—	(1)	56
Total other income and expenses	6	51	(2,017)	(1)	(1,961)
Interest Expense	17	118	—	—	135
Income (Loss) Before Income Taxes	122	286	(2,022)	(1)	(1,615)
Income Tax Expense (Benefit)	26	19	(394)	—	(349)
Segment Loss	$96	$267	$(1,628)	$(1)	$(1,266)
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$—	$—	$—	$3
Receivables, net	9	250	—	—	259
Receivables from affiliated companies	5	61	356	(81)	341
Inventory	14	68	—	—	82
Regulatory assets	1	153	—	—	154
Other	21	19	1	—	41
Total current assets	53	551	357	(81)	880
Property, Plant and Equipment
Cost	3,627	9,131	—	1	12,759
Accumulated depreciation and amortization	(908)	(1,748)	—	(1)	(2,657)
Net property, plant and equipment	2,719	7,383	—	—	10,102
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	268	302	—	132	702
Operating lease right-of-use assets, net	—	20	—	—	20
Investments in equity method unconsolidated affiliates	—	—	210	5	215
Investment in consolidated subsidiaries	—	—	—	4	4
Other	16	270	16	—	302
Total other noncurrent assets	608	641	226	1,692	3,167
Total Assets	3,380	8,575	583	1,611	14,149
Segment reclassifications, intercompany balances and other	—	(57)	5	(248)	(300)
Reportable Segment Assets	$3,380	$8,518	$588	$1,363	$13,849
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$53	$230	$—	$—	$283
Accounts payable to affiliated companies	2	62	63	(88)	39
Notes payable to affiliated companies	55	530	—	—	585
Taxes accrued	30	22	(42)	—	10
Interest accrued	8	34	—	—	42
Current maturities of long-term debt	26	160	—	2	188
Regulatory liabilities	26	88	—	1	115
Other	5	69	928	—	1,002
Total current liabilities	205	1,195	949	(85)	2,264
Long-Term Debt	570	2,620	—	115	3,305
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	292	805	28	2	1,127
Asset retirement obligations	42	20	—	—	62
Regulatory liabilities	393	1,044	—	14	1,451
Operating lease liabilities	—	19	—	—	19
Accrued pension and other post-retirement benefit costs	29	8	—	—	37
Investment tax credits	2	—	—	—	2
Other	31	154	8	—	193
Total other noncurrent liabilities	789	2,050	36	16	2,891
Equity	1,809	2,710	(402)	1,565	5,682
Total Liabilities and Equity	3,380	8,575	583	1,611	14,149
Segment reclassifications, intercompany balances and other	—	(57)	5	(248)	(300)
Reportable Segment Liabilities and Equity	$3,380	$8,518	$588	$1,363	$13,849
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,050	19,743	(3.5%)	2.1%	84,867	86,088	(1.4%)	2.6%
General Service	17,673	18,864	(6.3%)	(4.1%)	72,936	78,192	(6.7%)	(5.5%)
Industrial	12,182	12,384	(1.6%)	0.9%	47,765	50,864	(6.1%)	(5.5%)
Other Energy Sales	149	144	3.5%	n/a	570	580	(1.7%)	n/a
Unbilled Sales	949	(766)	223.9%	n/a	730	(455)	260.4%	n/a
Total Retail Sales	50,003	50,369	(0.7%)	(0.5)%	206,868	215,269	(3.9%)	(2.3%)
Wholesale and Other	9,761	9,996	(2.4%)		39,448	41,795	(5.6%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	59,764	60,365	(1.0%)		246,316	257,064	(4.2%)

Average Number of Customers (Electric)
Residential	6,909,529	6,779,122	1.9%		6,863,679	6,740,566	1.8%
General Service	1,007,851	995,165	1.3%		1,002,533	991,955	1.1%
Industrial	17,242	17,315	(0.4%)		17,281	17,335	(0.3%)
Other Energy Sales	31,312	30,788	1.7%		31,111	29,656	4.9%
Total Retail Customers	7,965,934	7,822,390	1.8%		7,914,604	7,779,512	1.7%
Wholesale and Other	40	43	(7.0%)		44	48	(8.3%)
Total Average Number of Customers – Electric Utilities and Infrastructure	7,965,974	7,822,433	1.8%		7,914,648	7,779,560	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	11,856	12,187	(2.7%)		45,057	55,900	(19.4%)
Nuclear	17,831	18,250	(2.3%)		73,721	73,948	(0.3%)
Hydro	1,052	479	119.6%		3,596	2,551	41.0%
Natural Gas and Oil	18,298	17,132	6.8%		77,883	75,398	3.3%
Renewable Energy	260	135	92.6%		1,154	654	76.5%
Total Generation(d)	49,297	48,183	2.3%		201,411	208,451	(3.4%)
Purchased Power and Net Interchange(e)	14,088	15,691	(10.2%)		58,529	61,976	(5.6%)
Total Sources of Energy	63,385	63,874	(0.8%)		259,940	270,427	(3.9%)
Less: Line Loss and Other	3,621	3,509	3.2%		13,624	13,363	2.0%
Total GWh Sources	59,764	60,365	(1.0%)		246,316	257,064	(4.2%)

Owned Megawatt (MW) Capacity(c)
Summer					50,807	51,144
Winter					54,248	54,853
Nuclear Capacity Factor (%)(f)					94	95

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,084	6,486	(6.2%)		27,963	28,861	(3.1%)
General Service	6,560	7,089	(7.5%)		27,637	29,628	(6.7%)
Industrial	4,981	5,174	(3.7%)		19,593	21,300	(8.0%)
Other Energy Sales	85	79	7.6%		314	320	(1.9%)
Unbilled Sales	628	(46)	1,465.2%		210	(215)	197.7%
Total Retail Sales	18,338	18,782	(2.4%)	(1.4%)	75,717	79,894	(5.2%)	(2.6%)
Wholesale and Other	2,191	2,119	3.4%		8,857	10,026	(11.7%)
Total Consolidated Electric Sales – Duke Energy Carolinas	20,529	20,901	(1.8%)		84,574	89,920	(5.9%)

Average Number of Customers
Residential	2,324,382	2,275,136	2.2%		2,306,162	2,260,939	2.0%
General Service	369,593	363,479	1.7%		366,952	362,174	1.3%
Industrial	6,088	6,120	(0.5%)		6,099	6,123	(0.4%)
Other Energy Sales	23,115	22,668	2.0%		22,939	21,581	6.3%
Total Retail Customers	2,723,178	2,667,403	2.1%		2,702,152	2,650,817	1.9%
Wholesale and Other	17	19	(10.5%)		21	19	10.5%
Total Average Number of Customers – Duke Energy Carolinas	2,723,195	2,667,422	2.1%		2,702,173	2,650,836	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,152	4,511	(30.1%)		14,739	20,927	(29.6%)
Nuclear	10,673	11,097	(3.8%)		44,315	45,244	(2.1%)
Hydro	728	291	150.2%		2,511	1,714	46.5%
Natural Gas and Oil	3,842	3,109	23.6%		16,817	15,694	7.2%
Renewable Energy	42	35	20.0%		174	158	10.1%
Total Generation(d)	18,437	19,043	(3.2%)		78,556	83,737	(6.2%)
Purchased Power and Net Interchange(e)	3,109	3,058	1.7%		10,630	11,088	(4.1%)
Total Sources of Energy	21,546	22,101	(2.5%)		89,186	94,825	(5.9%)
Less: Line Loss and Other	1,017	1,200	(15.3%)		4,612	4,905	(6.0%)
Total GWh Sources	20,529	20,901	(1.8%)		84,574	89,920	(5.9%)

Owned MW Capacity(c)
Summer					20,280	20,192
Winter					21,127	21,127
Nuclear Capacity Factor (%)(f)					95	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,098	1,143	(3.9%)		2,833	2,873	(1.4%)
Cooling Degree Days	51	94	(45.7%)		1,525	1,935	(21.2%)

Variance from Normal
Heating Degree Days	(12.1%)	(8.9%)			(11.7%)	(10.5%)
Cooling Degree Days	25.7%	161.5%			(1.2%)	27.1%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,882	4,070	(4.6%)		17,587	18,177	(3.2%)
General Service	3,411	3,644	(6.4%)		14,312	15,452	(7.4%)
Industrial	2,534	2,516	0.7%		10,122	10,534	(3.9%)
Other Energy Sales	19	19	—%		77	77	—%
Unbilled Sales	302	(60)	603.3%		155	(50)	410%
Total Retail Sales	10,148	10,189	(0.4%)	(0.2%)	42,253	44,190	(4.4%)	(1.9%)
Wholesale and Other	5,580	6,095	(8.4%)		22,987	24,166	(4.9%)
Total Consolidated Electric Sales – Duke Energy Progress	15,728	16,284	(3.4%)		65,240	68,356	(4.6%)

Average Number of Customers
Residential	1,385,743	1,356,540	2.2%		1,375,190	1,348,989	1.9%
General Service	240,429	237,210	1.4%		239,099	236,549	1.1%
Industrial	3,998	4,011	(0.3%)		4,000	4,026	(0.6%)
Other Energy Sales	1,415	1,417	(0.1%)		1,415	1,416	(0.1%)
Total Retail Customers	1,631,585	1,599,178	2.0%		1,619,704	1,590,980	1.8%
Wholesale and Other	9	9	—%		9	12	(25.0%)
Total Average Number of Customers – Duke Energy Progress	1,631,594	1,599,187	2.0%		1,619,713	1,590,992	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,332	2,070	(35.7%)		5,934	9,554	(37.9%)
Nuclear	7,158	7,153	0.1%		29,406	28,704	2.4%
Hydro	256	130	96.9%		880	673	30.8%
Natural Gas and Oil	5,407	5,524	(2.1%)		21,642	21,349	1.4%
Renewable Energy	54	51	5.9%		247	253	(2.4%)
Total Generation(d)	14,207	14,928	(4.8%)		58,109	60,533	(4.0%)
Purchased Power and Net Interchange(e)	2,066	1,995	3.6%		9,289	9,973	(6.9%)
Total Sources of Energy	16,273	16,923	(3.8%)		67,398	70,506	(4.4%)
Less: Line Loss and Other	545	639	(14.7%)		2,158	2,150	0.4%
Total GWh Sources	15,728	16,284	(3.4%)		65,240	68,356	(4.6%)

Owned MW Capacity(c)
Summer					12,533	12,994
Winter					13,594	14,175
Nuclear Capacity Factor (%)(f)					93	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	933	1,000	(6.7%)		2,366	2,600	(9.0%)
Cooling Degree Days	91	118	(22.9%)		1,761	2,072	(15.0%)

Variance from Normal
Heating Degree Days	(17.1%)	(11.6%)			(18.8%)	(11.3%)
Cooling Degree Days	50.0%	109.7%			4.3%	24.4%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,170	4,943	4.6%		21,459	20,775	3.3%
General Service	3,706	3,835	(3.4%)		14,601	15,425	(5.3%)
Industrial	791	760	4.1%		3,147	2,963	6.2%
Other Energy Sales	6	6	—%		23	24	(4.2%)
Unbilled Sales	(303)	(452)	33.0%		241	(84)	386.9%
Total Retail Sales	9,370	9,092	3.1%	0.4%	39,471	39,103	0.9%	(0.8%)
Wholesale and Other	730	613	19.1%		3,019	3,070	(1.7%)
Total Electric Sales – Duke Energy Florida	10,100	9,705	4.1%		42,490	42,173	0.8%

Average Number of Customers
Residential	1,667,816	1,633,362	2.1%		1,654,976	1,624,629	1.9%
General Service	205,840	203,626	1.1%		204,902	203,104	0.9%
Industrial	1,988	2,013	(1.2%)		2,000	2,025	(1.2%)
Other Energy Sales	1,495	1,492	0.2%		1,494	1,499	(0.3%)
Total Retail Customers	1,877,139	1,840,493	2.0%		1,863,372	1,831,257	1.8%
Wholesale and Other	9	10	(10.0%)		9	12	(25.0%)
Total Average Number of Customers – Duke Energy Florida	1,877,148	1,840,503	2.0%		1,863,381	1,831,269	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	867	1,249	(30.6%)		3,287	4,300	(23.6%)
Natural Gas and Oil	8,472	7,570	11.9%		36,361	35,218	3.2%
Renewable Energy	160	44	263.6%		706	215	228.4%
Total Generation(d)	9,499	8,863	7.2%		40,354	39,733	1.6%
Purchased Power and Net Interchange(e)	930	1,171	(20.6%)		4,234	4,833	(12.4%)
Total Sources of Energy	10,429	10,034	3.9%		44,588	44,566	—%
Less: Line Loss and Other	329	329	—%		2,098	2,393	(12.3%)
Total GWh Sources	10,100	9,705	4.1%		42,490	42,173	0.8%

Owned MW Capacity(c)
Summer					10,287	10,259
Winter					11,301	11,347

Heating and Cooling Degree Days
Actual
Heating Degree Days	207	105	97.1%		427	376	13.6%
Cooling Degree Days	624	674	(7.4%)		3,853	3,622	6.4%

Variance from Normal
Heating Degree Days	1.8%	(46.8%)			(5.1%)	(34.8%)
Cooling Degree Days	41.0%	43.0%			20.7%	13.5%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,927	2,084	(7.5%)		8,838	9,005	(1.9%)
General Service	2,143	2,308	(7.1%)		8,736	9,461	(7.7%)
Industrial	1,364	1,403	(2.8%)		5,342	5,721	(6.6%)
Other Energy Sales	26	27	(3.7%)		105	108	(2.8%)
Unbilled Sales	137	(127)	207.9%		83	(49)	269.4%
Total Retail Sales	5,597	5,695	(1.7%)	(0.2%)	23,104	24,246	(4.7%)	(2.3%)
Wholesale and Other	124	75	65.3%		380	483	(21.3%)
Total Electric Sales – Duke Energy Ohio	5,721	5,770	(0.8%)		23,484	24,729	(5.0%)

Average Number of Customers
Residential	783,494	775,532	1.0%		782,324	772,065	1.3%
General Service	89,403	88,872	0.6%		89,122	88,409	0.8%
Industrial	2,474	2,480	(0.2%)		2,485	2,469	0.6%
Other Energy Sales	3,445	3,420	0.7%		3,441	3,399	1.2%
Total Retail Customers	878,816	870,304	1.0%		877,372	866,342	1.3%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	878,817	870,305	1.0%		877,373	866,343	1.3%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	436	398	9.5%		2,269	3,166	(28.3%)
Natural Gas and Oil	15	5	200.0%		55	138	(60.1%)
Total Generation(d)	451	403	11.9%		2,324	3,304	(29.7%)
Purchased Power and Net Interchange(e)	5,686	6,401	(11.2%)		23,379	24,141	(3.2%)
Total Sources of Energy	6,137	6,804	(9.8%)		25,703	27,445	(6.3%)
Less: Line Loss and Other	416	1,034	(59.8%)		2,219	2,716	(18.3%)
Total GWh Sources	5,721	5,770	(0.8%)		23,484	24,729	(5.0%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,671	1,766	(5.4%)		4,497	4,684	(4.0%)
Cooling Degree Days	21	49	(57.1%)		1,198	1,408	(14.9%)

Variance from Normal
Heating Degree Days	(9.0%)	(4.1%)			(8.5%)	(4.5%)
Cooling Degree Days	(4.0%)	172.2%			7.9%	28.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2020

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,987	2,160	(8.0%)		9,020	9,270	(2.7%)
General Service	1,853	1,988	(6.8%)		7,650	8,226	(7.0%)
Industrial	2,512	2,531	(0.8%)		9,561	10,346	(7.6%)
Other Energy Sales	13	13	—%		51	51	—%
Unbilled Sales	185	(81)	328.4%		41	(57)	(171.9%)
Total Retail Sales	6,550	6,611	(0.9%)	0.3%	26,323	27,836	(5.4%)	(4.0%)
Wholesale and Other	1,136	1,094	3.8%		4,205	4,050	3.8%
Total Electric Sales – Duke Energy Indiana	7,686	7,705	(0.2%)		30,528	31,886	(4.3%)

Average Number of Customers
Residential	748,094	738,552	1.3%		745,027	733,944	1.5%
General Service	102,586	101,978	0.6%		102,458	101,719	0.7%
Industrial	2,694	2,691	0.1%		2,697	2,692	0.2%
Other Energy Sales	1,842	1,791	2.8%		1,822	1,761	3.5%
Total Retail Customers	855,216	845,012	1.2%		852,004	840,116	1.4%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	855,220	845,016	1.2%		852,008	840,120	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	6,069	3,959	53.3%		18,828	17,953	4.9%
Hydro	68	58	17.2%		205	164	25.0%
Natural Gas and Oil	562	924	(39.2%)		3,008	2,999	0.3%
Renewable Energy	4	5	(20.0%)		27	28	(3.6%)
Total Generation(d)	6,703	4,946	35.5%		22,068	21,144	4.4%
Purchased Power and Net Interchange(e)	2,297	3,066	(25.1%)		10,997	11,941	(7.9%)
Total Sources of Energy	9,000	8,012	12.3%		33,065	33,085	(0.1%)
Less: Line Loss and Other	1,314	307	328.0%		2,537	1,199	111.6%
Total GWh Sources	7,686	7,705	(0.2%)		30,528	31,886	(4.3%)

Owned MW Capacity(c)
Summer					6,631	6,623
Winter					7,062	7,040

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,822	1,991	(8.5%)		4,964	5,349	(7.2%)
Cooling Degree Days	19	37	(48.6%)		1,151	1,261	(8.7%)

Variance from Normal
Heating Degree Days	(7.6%)	1.0%			(6.0%)	1.2%
Cooling Degree Days	9.1%	135.9%			5.0%	15.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2020

	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	129,209,733	133,517,816	(3.2%)	490,071,039	511,243,774	(4.1%)
Duke Energy Midwest LDC throughput (Mcf)	25,589,579	26,747,349	(4.3%)	84,160,162	89,025,972	(5.5%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,010,287	980,623	3.0%	1,003,214	979,210	2.5%
Commercial	104,864	103,827	1.0%	104,983	103,991	1.0%
Industrial	968	976	(0.8%)	969	972	(0.3%)
Power Generation	19	17	11.8%	19	16	18.8%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,116,138	1,085,443	2.8%	1,109,185	1,084,189	2.3%

Average Number of Customers – Duke Energy Midwest
Residential	497,602	491,566	1.2%	495,688	489,942	1.2%
General Service	43,169	43,651	(1.1%)	43,320	43,350	(0.1%)
Industrial	1,567	1,591	(1.5%)	1,571	1,578	(0.4%)
Other	130	133	(2.3%)	131	135	(3.0%)
Total Average Number of Gas Customers – Duke Energy Midwest	542,468	536,941	1.0%	540,710	535,005	1.1%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
Year Ended December 2020

	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Renewable Plant Production, GWh	2,544	2,046	24.3%	10,204	8,574	19.0%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		3,937	3,485	13.0%
(a)    Includes 100% tax equity project capacity.